Exhibit 10.31

                      [LETTERHEAD OF ALCHEMY ALTERNATIVES]


                          BROKERAGE SERVICES AGREEMENT

This Brokerage Services Agreement ("Agreement") is effective as of this 22nd day of February, 2006 ("Effective Date") by and between American Soil Technologies, Inc., ("AST") with offices located at 12224 Montague Street, Pacoima, California 91331 and Alchemy Alternatives, Inc. ("Alchemy") or their assignees, with its principal office located at 751 Laurel St., Suite 119, San Carlos, California 94070,

WHEREAS, Alchemy will provide Brokerage and Advisory Services to AST in connection with suitable strategic business relationships, funding sources, and other business opportunities ("Brokerage Services");

WHEREAS, AST desires to retain Alchemy to provide such Brokerage and Advisory Services, and Alchemy desires to provide such Brokerage and Advisory Services to AST;

WHEREAS, AST is endeavoring to obtain funding in an amount up to $10,000,000.00 US, in order to further develop, expand and enhance its business. AST contemplates that the funding for its business may be in the form of common stock, convertible preferred stock, convertible debt, other equity-linked securities, mezzanine debt, senior debt, term loans, lines of credit, stock options, etc. The business of the AST shall be hereinafter referred to as the "Venture" and;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions contained herein, AST and Alchemy (when used together the companies are sometimes collectively referred to herein as the "Parties") hereto agree as follows:

I. COMPANY FUNDING

1.1 Funding Duties. Alchemy shall use their best efforts to assist AST in positioning itself to various types of prospective funding sources in order to obtain funding for the Venture and to introduce AST to various prospective funding sources. All potential funding sources and any of their affiliate funds or funding sources, introduced to AST by Alchemy shall be hereinafter referred to as ("Funder)"or Funders). A Funder shall be considered to have been introduced to AST by Alchemy if such Introduction is submitted to AST by Alchemy and if such Introduction shall be accepted by AST in writing. Any introduction accepted by AST shall be added to, or listed on, "Exhibit A", attached hereto under the column "Name of Introduction". All Funders submitted by Alchemy to AST

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and accepted by AST, shall become part of "Exhibit A" and are covered under the stipulations of sections 1.6 and 1.7. Alchemy shall also perform the following, if requested by AST:

     a)   Advise AST as to the types of funding sources generally available.
     b) Introduce AST to various potential funding sources for the Venture. Funders may include institutional investors, private investors, venture capital funds, hedge funds, lending institutions, investment bankers, merchant bankers, financial planners, and broker dealers. The Funder introductions will be on a "best efforts" basis as there can be no guarantee that Alchemy will actually succeed in raising capital for AST.
     c) Assist AST in reviewing any offer received from a Funder and help resolve conflicts to the terms of such offer. Advise AST as to the manner in which AST can position and structure itself, if appropriate; in order to maximize its attractive.
     d) Access to various types of funding sources. Alchemy shall not negotiate with such Funders nor is either party authorized to represent AST in any discussions with such Funders. Alchemy's sole function with respect to the Funders is to provide introductions. Alchemy shall be the registered broker-dealer in all transactions dealing with securities.

1.2 Duties of AST. AST shall be solely responsible for the decision as to whether to accept any Funder introduced by Alchemy or any funding source. AST shall be under no obligation to accept any offer or to close any offer of any Funder. AST understands and acknowledges that this Agreement is by no means a guarantee of funding of any kind through the introduction by Alchemy of any Funders, and all work performed by Alchemy is on a "best efforts" basis.

1.3 Introduction. Alchemy shall be deemed to have introduced a Funder to AST if the Funders name was submitted to AST by Alchemy, via fax or email, as a potential funding source, in accordance with Section 1.1, and Alchemy initially advised Funder of AST's need for funding. Assuming compliance with Section 1.1, the introduction shall be deemed to have been made by Alchemy within twenty-four hours of Alchemy providing the Funders name to AST as a potential funding source.

1.4 Funders Lists. Alchemy shall provide AST with a detailed list, attached hereto as Exhibit A. AST may solicit any potential funding source, which it deems appropriate, without the consent of Alchemy, except those Funders, which have been previously contacted by Alchemy or those that have been subsequently listed on Exhibit A and approved by AST.

1.5 Use of Materials. In contacting potential Funders, Alchemy shall have the right to utilize the information concerning the Venture, which has been imparted to it by AST, or its agents. The information contained in the materials which AST has prepared for Alchemy's use in connection with locating a potential

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Funder. Alchemy acknowledges that any AST trade secret information imparted to
Alchemy by the AST regarding the Venture ("Proprietary Information") is for the exclusive use of Alchemy in connection with the location of a potential funding source for the AST and may be disclosed in accordance with the terms of this Agreement and Alchemy shall not disclose any such Proprietary Information to any third party other than a prospective Funder, or to an agent, representative, employee or officer of a prospective Funder, without the consent of the AST. AST also represents that all Proprietary Information provided by AST to Alchemy is true and accurate.

1.6 Term & Non-Circumvention. The term of the AST Funding portion of this Agreement shall be for a period of three (3) years from the date of funding made by a Funder as a result of an introduction made by Alchemy, listed, and sent via email to AST on Exhibit A under the Date of Introduction column. Alchemy shall be compensated for any and all funding provided by a Funder which is introduced to AST, in accordance with Section 1.1 of this Agreement, as long as the "term sheet" or "letter of intent" to provide such funding is mutually signed by both AST and the Funder within three (3) years from the "Date of Introduction" on Exhibit A hereto. AST also agrees to acknowledge receipt of, names via email and adhere to the guidelines set forth in "Exhibit B" of this Agreement entitled "Non-Circumvention Agreement" between AST and Alchemy.

1.7 Compensation. AST agrees to pay Alchemy for Brokerage and Advisory Services upon the successful closing of any type of equity-linked funding (which includes common stock, equity lines of credit, convertible preferred stock, convertible debentures, promissory notes with warrants, sub-debt with warrants, etc.), Alchemy shall receive a cash fee of ten percent (10.0%) of the amount of all funding actually received from all Funders, over the life of the Funding, which were introduced to AST in accordance with Section 1.1 of this Agreement, without regard to the form or amount thereof, as a fee for Brokerage and Advisory Services as provided under this Article I. Alchemy shall receive such fee if one or more Funders provide funding to finance all, or a portion, of the Venture on terms, which have been accepted by AST and shall be paid by AST to Alchemy directly out of the escrow account ("Escrow"), if any, or any account which is established between the Funder and AST for any and all funding received by AST. Such fee shall be paid in connection with any and all funding provided during the term of this Agreement as extended under, and in accordance with Section 1.6.

In addition, upon the successful closing of any equity-linked funding provided to AST by a Funder introduced by Alchemy, AST hereby agrees to grant and deliver to Alchemy executed common stock certificates equal to ten percent (10%) of the total number of common stock shares, preferred stock shares, convertible preferred stock shares, convertible debentures, convertible debentures with stock and/or warrants, sub-debt with stock and/or warrants, promissory notes with stock and/or warrants or any other equity-linked security. The number of common stock shares granted will be calculated at the time of investment from

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each Funder given AST's then existing capital structure of fully-diluted number of shares outstanding and the corresponding fair market value price per share of the common stock prior to any stock splits and adjustments at the time of each funding to AST from Funders which were introduced to AST by Alchemy in accordance with Section 1.1 of this Agreement. The common stock and/or warrants granted to Alchemy and the underlying stock acquired pursuant to the exercise of any such warrants shall bear all the same demand registration rights, piggyback registration rights, and stock split adjustments, if any, afforded to similar stocks or warrants obtained by the Funder in connection with the funding.

Under no circumstances shall AST be obligated to pay any additional fees or grant additional stock, warrants, etc. to any third party in connection with Funding for which Alchemy is being compensated under this section 1.7.

In the event that Alchemy successfully introduces another operating company, in accordance with Section 1.1 (either private or publicly traded) which successfully results in a AST transaction, merger, acquisition or combination of any kind ("AST Transaction") consummated within the timeline of this Agreement pursuant to Section 1.6 of this Agreement Alchemy shall be paid a cash fee of five percent (5.0%) of the Aggregate Consideration.

The Aggregate Consideration payable or value assigned to such an AST Transaction, whether due at closing or deferred by AST, or any affiliate of AST, in connection with such Transaction shall be inclusive of cash, stock and the principal amount of any equity securities (including preferred stock) issued.

Additionally, any Joint Venture, Strategic Partnership, Alliance, Cross Selling Agreement, Licensing Agreement or any other types of relationships between AST and another company introduced by Alchemy, in accordance with Section 1.1, AST will pay Alchemy a fee equal to five percent (5.0%) of the total gross revenue dollars conducted between the two Parties, unless mutually amended in writing by both Parties.

1.8 Expenses. Alchemy shall be reimbursed for all pre-approved expenses incurred which are approved for in writing by AST. Such reimbursable expenses would include travel, entertainment, lodging, etc. which needs to be approved in writing beforehand by AST on a case-by-case basis. AST will not be responsible for any outside expenses that is not pre-approved by AST.

1.9 Best Efforts. Alchemy shall use its reasonable best efforts to locate an appropriate funding source for the Venture. However, there can be no assurance that Alchemy will be successful in locating such a funding source acceptable to AST.

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II. General Provisions

2.1 Entire Agreement; Amendment. This Agreement contains the entire agreement between these Parties with respect to the subject matter hereof and there are no promises, covenants, or representations, which are not contained herein. This Agreement may not be amended or modified except by a written agreement executed by both of the Parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto. This Agreement is final and supersedes over all other prior agreements made before the date hereof, whether written or oral. Nothing in this Agreement shall be interpreted to provide that Alchemy and AST are partners, involved in a joint venture or assignees of AST. Alchemy shall remain as independent contractors providing brokerage and advisory services to AST.

2.2 Notices . All notices under this Agreement shall be in writing and shall be served by personal service, regular mail, or acknowledged via email. Notices sent by email shall be addressed to each party at its respective email address, which shall be agreed upon later. Either party may notify the other party of a different email address to which notices shall be sent in writing to the then current address.

2.3 Governing Law. This Agreement shall be governed by, and constructed under the laws of the state of California.

2.4 Indemnification. AST hereby also agrees to indemnify and hold harmless Alchemy, as more fully outlined in Exhibit C attached hereto as a legal and binding part of this Agreement, and each of its agents, employees and representatives from, and against any and all losses, claims, damages, and liabilities, joint or several, including attorney's fees, to which any such person may become subject insofar as such losses, claims, damages or liabilities arise out of, or are based upon, the truthfulness or accuracy of any information provided by AST to Alchemy. Alchemy hereby also agrees to indemnify and hold harmless AST, as more fully outlined in Exhibit C attached hereto as a legal and binding part of this Agreement, and each of its agents, employees and representatives from, and against any and all losses, claims, damages, and liabilities, joint or several, including attorney's fees, to which any such person may become subject insofar as such losses, claims, damages or liabilities arise out of, or are based upon, the truthfulness or accuracy of any information provided by Alchemy unless such information was provided to Alchemy by AST.

2.5 Parties Bound. The Parties to this Agreement hereby state they have the authority to enter into this Agreement. The promises made herein shall be binding upon all undersigned parties, and are the joint and several obligations of each of the undersigned. Each party will take responsible steps to insure that their associates, employees, agents, representatives and officers abide by the provisions of this Agreement. The parties hereto, and each of them, further represent and declare that they have carefully read this Contract and know the

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contents thereof and sign the same freely and voluntarily, and each of the parties hereto have been given the opportunity to confer with counsel.

2.6 Arbitration. Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Sacramento, California in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim.

2.7 Arbitration (continued) Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

2.8 Not a Joint Venture. It is agreed and understood that each party herein is acting on its own behalf and nothing in this Agreement shall be deemed to create any relationship of partnership, joint venture or any other form of co-tenancy. Company acknowledges that it is relying upon its own legal, accounting, brokerage and professional counsel in connection with all actions to be taken pursuant to, or contemplated by this Agreement.

2.9 Severability. If a court of competent jurisdiction declares any provision of this Agreement void, illegal, or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law. In such event, the parties shall use their best efforts to replace the invalid or unenforceable provisions by a provision that, to the extent permitted by the applicable law, achieves the purposes intended under the invalid or unenforceable provision. Any deviation by either party from the terms and provisions of this Agreement to comply with applicable laws, rules or regulations shall not be considered a breach of this Agreement.

3.0 Waiver of Compliance. Any failure by any party hereto to enforce any term of this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every item and condition of this Agreement.

3.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Facsimile signatures shall be valid to bind the parties if original signatures are thereafter obtained.

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IN WITNESS WHEREOF, the parties hereunto have executed this Agreement on the day and year set forth below. This agreement is to be ratified by providing a signed copy of a resolution of the Company authorizing and approving this agreement to Alchemy within ten (10) business days.

     Agreed & Accepted,                       Agreed & Accepted,
          ("AST")                                ("Alchemy")


/s/ Carl P. Ranno                         /s/ Mark Rogers
---------------------------------         ---------------------------------
Carl P. Ranno                             Mark Rogers
Chief Executive Officer                   President

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                                    EXHIBIT A

       SCHEDULE OF INTRODUCTIONS MADE TO AMERICAN SOIL TECHNOLOGIES, INC.


NAME OF INTRODUCTION               DATE OF INTRO                 ORGANIZATION
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                                    EXHIBIT B

             NON-CIRCUMVENTION AGREEMENT & NON-DISCLOSURE AGREEMENT

In consideration of the mutual promises herein, the undersigned Parties, intending to be legally bound, hereby irrevocably agree not to attempt to circumvent, avoid, or bypass each other with respect to the introductions made to AST by Alchemy, either directly or indirectly for the purpose of avoiding payment of brokerage or advisory fees, compensation or otherwise, by way of any corporation, trust partnership, or other entity, or individually, by either party to the other, in conjunction with transaction or transactions of business involving said Parties.

The Parties will neither disclose nor reveal to any third party, in any manner, any confidential information provided by the other including, but not limited to, names, addresses, emails, facsimile, and telephone numbers or any means or access thereto, including bank information, code or reference and/or privileged information without the specific prior written consent of the other party.

It is further agreed that, should AST attempt to circumvent Alchemy, the total of all fees, expenses, and commissions will be immediately due and payable to Alchemy. Should circumvention be attempted by AST, the minimum cash commission due to Alchemy will be ten percent (10.0%) of any funds that were being pursued for by AST and ten percent (10.0%) stock of the total number of shares of stock sold to Alchemy's Funders.

All transactions will continue to be governed by the terms and conditions of this Agreement (including Exhibit A and Exhibit B) until the term is ended as mentioned in Section 1.6 of this Agreement.

For the convenience of the Parties, the use of email-transmitted copies of this Agreement will be legally binding upon them. The Parties will also have the right to seek the appropriate and/or injunctive relief to prevent a violation or continuing violation of this Agreement in a court designated as follows. The venue for all arbitration hearings or proceedings and any court actions will be in San Francisco in the State of California.

This agreement may be amended by written addendum signed by all Parties hereto or their authorized agents. Further, any changes will be incorporated as part of this agreement.


     Agreed & Accepted,                       Agreed & Accepted,
          ("AST")                                ("Alchemy")


Date:                                     Date:


/s/ Carl P. Ranno                         /s/ Mark Rogers
---------------------------------         ---------------------------------
Carl P. Ranno                             Mark Rogers
Chief Executive Officer                   President
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                                    EXHIBIT C

                            INDEMNIFICATION AGREEMENT

AST agrees to indemnify and hold harmless Alchemy and all of its agents, employees, affiliates, control persons, successors in interest or any other individuals which Alchemy may contract out to assist in providing Brokerage and Advisory Services, and assigns (each an "Indemnitee" and collectively the "Indemnitees") from and against, without limitation, any and all liability, losses, claims, damages, obligations, legal proceedings, causes of action, suits, investigations, penalties, judgments, awards, costs, expenses, and disbursements (collectively "Losses") directly or indirectly caused by, relating to, based upon, arising out of or in connection with (a) any material or negligent act or omission by any Indemnitee while acting on behalf of AST in any fashion, (b) any material, actual untrue statement of a material fact contained in or any actual omission of from written information furnished by AST to any Indemnitee or any prospective purchaser of the Common Shares and Warrants, (c) investigation, preparing, or defending any related action, suit, proceeding, or investigation, whether or not in connection with litigation in which any Indemnitee is a party as a result of any material, and negligent act or omission.

If any action, suit, proceeding or investigation is commenced, as to which any Indemnitee proposes to demand indemnification, the Indemnitee shall notify AST with reasonable promptness; provided, however, failure by an Indemnitee to notify AST shall not relieve AST from its obligations hereunder.

AST shall have the right to control the defense and settlement of any such action, suit, proceeding or investigation; will assume the defense and settlement of any such action, suit, proceeding or investigation: notwithstanding the obligation of AST to employ counsel in connection with any such action, suit, proceeding, or investigation, an Indemnitee will be entitled to employ counsel separate from counsel of AST and from any other party in such action if such Indemnitee reasonably determines that representation by counsel chosen by AST constitutes a conflict on any significant issue between the positions of such Indemnitee and AST or any other party represented by counsel chosen by AST of if AST fails to provide counsel reasonably satisfactory to the Indemnitee in a timely manner.

In no event will AST be responsible for the fees and expenses of more than one counsel (in addition to any necessary local counsel) for all Indemnities at any time in connection with any action, suit, proceeding or investigation or separate but substantially similar or related actions, suits, proceedings, or investigations in the same jurisdiction. AST shall be liable for any payment of any award or settlement of any claim against any indemnitee made with AST's written consent, which consent shall not be unreasonably withheld.
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AST shall not, without the prior written consent of the Indemnitee seeking indemnification, which shall not be withheld unreasonably, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes an unconditional release from all liability for the Indemnitee. In no event shall AST be liable for special, incidental, or consequential damages.

These Indemnification Provisions shall be in addition to any liability, which AST may otherwise have to the Indemnitees or prospective purchasers in the transaction contemplated by the Engagement Letter. Notwithstanding any other provision hereof, these Indemnification Provisions shall not apply to any portion of Losses to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the negligence or willful misconduct of the Indemnitee seeking indemnification hereunder. Neither termination nor completion of the engagement of Alchemy pursuant to the Engagement Letter shall affect these Indemnification Provisions, which shall remain operative and in full force and effect.

     Agreed & Accepted,                       Agreed & Accepted,
          ("AST")                                ("Alchemy")


/s/ Carl P. Ranno                         /s/ Mark Rogers
---------------------------------         ---------------------------------
Carl P. Ranno                             Mark Rogers
Chief Executive Officer                   President